EXPLANATORY NOTE
This Amendment No. 7 to the Offering Statement on Form 1-A filed by Soliton, Inc. is being filed solely to include Exhibit 2.2. Accordingly, this Amendment No. 7 consists only of Part I, this explanatory note, the signature page, the exhibit index, and the exhibit. The Preliminary Offering Circular is unchanged and has therefore been omitted.

PART III - EXHIBITS
INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Form of Underwriting Agreement *
1.2	Engagement Agreement between Soliton, Inc. and Boustead Securities LLC *
2.1	Amended and Restated Certificate of Incorporation of Soliton, Inc. to be in effect upon closing of offering *
2.2	Amended and Restated Certificate of Incorporation of Soliton, Inc. currently in effect
2.3	Amended and Restated Bylaws of Soliton, Inc. currently in effect *
4	Subscription Agreement for Offering *
6.1	Patent and Technology License Agreement between Soliton, Inc. and The Board of Regents of The University of Texas System dated April 5, 2012*
6.2	Soliton, Inc. 2012 Long Term Incentive Plan *
6.3	Soliton, Inc. 2018 Stock Plan *
6.4	Form of Issuer Acknowledgment - Regulation A Offering *
6.5	Form of Soliton, Inc. Convertible Note *
6.6	Lease Agreement between Soliton, Inc. and Ashbrook Land, Ltd. dated July 16, 2015 *
6.7	Note Purchase Agreement for $500,000 convertible note offering *
6.8	Note Purchase Agreement for $3,000,000 convertible note offering *
6.9	Form of Non-Convertible Promissory Note issuable in October 2018 Offering *
6.10	Form of Warrant issuable in October 2018 Offering *
6.11	Note Purchase Agreement for $5,000,000 convertible note offering *
6.12	Note Purchase Agreement for $1,900,000 convertible note offering *
6.13	Allonges extending 8.25% convertible notes *
8.1	Form of Offering Deposit Account Agency Agreement *
8.2	Form of Bryn Mawr Trust Company of Delaware *
9.1	Letter regarding Change in Certifying Accountant *
10	Power of attorney *
11.1	Consent of GBH CPAs, PC *
11.2	Consent of Schiff Hardin LLP (included in Exhibit 12) *
12	Opinion of Schiff Hardin LLP as to legality of the securities being registered *
13.1	"Testing the waters" materials *
15.1	Terms of Use on FlashFunders.com *

*	Previously filed.

SIGNATURES
Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this amendment to Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on November 21, 2018.

SOLITON, INC.

By:	/s/ Christopher Capelli
Chief Executive Officer, President and Chief Science Officer
This offering statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Christopher Capelli	Chief Executive Officer, President and Chief Science Officer (principal executive officer)	November 21, 2018
Christopher Capelli

/s/ Lori Bisson	Chief Financial Officer (principal financial and accounting officer)	November 21, 2018
Lori Bisson

*	Executive Chairman	November 21, 2018
Walter V. Klemp

*	Director	November 21, 2018
Jonathan P. Foster

*	Director	November 21, 2018
Danika Harrison

*	Director	November 21, 2018
Brad Hauser

*	By:	/s/ Lori Bisson
Lori Bisson
Attorney-in-fact